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                                                                EXHIBIT 3.2(a)

                                     BYLAWS
                                       OF
                      UNIVERSAL STANDARD HEALTHCARE, INC.
                      AMENDED AND RESTATED AUGUST 25, 1997


                                   ARTICLE I
                                    OFFICES

     1.01     Principal Office.   The principal office of the corporation shall
be at such place within the State of Michigan as the Board of Directors shall determine from time to time.

     1.02 Other Offices. The corporation also may have offices at such other places as the Board of Directors from time to time determines or the business of the corporation requires.


                                   ARTICLE II
                                      SEAL

     2.01 Seal. The corporation may, but is not required to, have a seal in such form as the Board of Directors may from time to time determine. The seal may be used by causing it or a facsimile to be impressed, affixed, reproduced or otherwise.


                                  ARTICLE III
                                 CAPITAL STOCK

     3.01 Issuance of Shares. The shares of capital stock of the corporation shall be issued in such amounts, at such times, for such consideration and on such terms and conditions as the Board shall deem advisable, subject to the Articles of Incorporation and any requirements of the laws of the State of Michigan.

     3.02 Certificates for Shares. The shares of the corporation shall be represented by certificates signed by the Chairman of the Board, President or a Vice President and which also may be signed by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. A certificate representing shares shall state upon its face that the corporation is formed under the laws of the State of Michigan, the name of the person to whom it is issued, the number and class of shares, and the designation of the series, if any, which the certificate represents, and such other provisions as may be required by the laws of the State of Michigan.

     3.03 Transfer of Shares. The shares of the capital stock of the corporation are transferable only on the books of the corporation upon surrender of the certificate thereto, endorsed for transfer, and the presentation of such evidences of ownership and validity of the assignment as the corporation may require.


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     3.04      Registered Shareholders.  The corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for purposes of dividends and other distributions in the course of business, or in the course of recapitalization, merger, plan of share exchange, reorganization, sale of assets, liquidation or otherwise and for the purpose of votes, approvals and consents by shareholders, and for the purpose of notices to shareholders, and for all other purposes whatever, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have notice thereof, save as expressly required by the laws of the State of Michigan.

     3.05 Lost or Destroyed Certificates. Upon the presentation to the corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate or certificates for shares of stock of the corporation, the Board of Directors shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of new certificates a bond or agreement of indemnity, in such form and amount and with such sureties, or without sureties, as the Board of Directors may direct or approve.

                                   ARTICLE IV
                   SHAREHOLDERS AND MEETINGS OF SHAREHOLDERS

     4.01 Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation or at such other place as shall be determined by the Board of Directors and stated in the notice of meeting.

     4.02 Annual Meeting. The annual meeting of the shareholders of the corporation shall be held in the fifth calendar month after the end of the corporation's fiscal year, or at such other date as the Board of Directors shall determine from time to time, and shall be held at such place and time of the day as shall be determined by the Board of Directors from tine to time. Directors shall be elected at each annual meeting and such other business transacted as may come before the meeting.

     4.03 Special Meetings. Special meetings of shareholders may be called by the Board of Directors, the Chairman of the Board (if such office is filled) or the President and shall be called by the President or Secretary at the written request of shareholders holding a majority of the shares of stock of the corporation outstanding and entitled to vote. The request shall state the purpose or purposes for which the meeting is to be called.

     4.04 Notice of Meetings. Except as otherwise provided by statute, written notice of the time, place and purposes of a meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at the meeting, either personally or by mailing such notice to his last address as it appears on the books of the corporation. No notice need be given of an adjourned meeting of the shareholders provided the time and place to which such meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed


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for the adjourned meeting a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice as provided in these Bylaws.

     4.05 Record Dates. The Board of Directors my fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action. The date fixed shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting, nor more than sixty (60) days before any other action. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or adjournment thereof, or to express consent or to dissent from such proposal, or to receive payment of such dividend or to receive such allotment of rights, or to participate in any other action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation, or otherwise, after any such record date. Nothing in this Bylaw shall affect the rights of the shareholder and his transferee or transferor as between themselves.

     4.06 List of Shareholders. The Secretary of the corporation or the agent of the corporation. having charge of the stock transfer records for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof at least 10 days (but not more than 60 days) prior thereto. The list: shall be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder; shall be produced at the time and place of the meeting; shall be subject to inspection by any shareholder during the whole time of the meeting; and shall be prima facie evidence as to who are the the shareholders entitled to examine the list or vote at the meeting.

     4.07 Quorum. Unless a greater or lesser quorum is required by the laws of the State of Michigan, the shareholders present at a meeting in person or by proxy who, as of the record date for such meeting, were holders of a majority of the outstanding shares of the corporation entitled to vote at the meeting shall constitute a quorum at the meeting. Whether or not a quorum is present, a meeting of shareholders may be adjourned by a vote of the shares present in person or by proxy. When the holders of a class or series of shares are entitled to vote separately on an item of business, this Bylaw applies in determining the presence of a quorum of such class or series for transaction of such item of business.

     4.08 Proxies. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for the shareholder by proxy. A proxy shall be signed by the shareholder or the shareholder's authorized agent or representative and shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by the laws of the State of Michigan.




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       4.09 Voting.

            (a) At any meeting of shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. Except as otherwise provided by law or by the Articles, each shareholder of record shall be entitled to one vote (on each matter submitted to a vote) for each share of capital stock registered in his name on the books of the corporation.

            (b) All elections of directors and, except as otherwise provided by law or by the Articles, all other matters, shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such other matters.

            (c) All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a shareholder entitled to vote or his proxy, a written share vote shall be taken. Every written share vote shall be taken by ballots, each of which shall state the name of the shareholder or proxy voting and such other information as my be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

            (d) The corporation shall solicit proxies and provide proxy statements for all meetings of shareholders and shall provide copies of such proxy solicitation to any national securities exchange ("Exchange") on which the corporation's shares are listed, including the National Association of Securities Dealers Inc. Automated Quotations Systems-National Market System ("NASDAQ/NMS").

     4.10 Notice of Shareholder Business. At any annual or special meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) properly brought before the meeting by or at the direction of the Board, or (c) properly brought before an annual meeting by a shareholder, and if and only if the notice of a special meeting provides for business to be brought before the special meeting by shareholders, properly brought before the special meeting by a shareholder.
For business to be properly, brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days prior to the meeting; provided, however, that if less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Furthermore, shareholders are not permitted to nominate individuals



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to serve as directors, unless notice of such nomination is given to the corporation in accordance with Section 5.09 of these Bylaws. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on the corporation's books, of the shareholder proposing such business; (c) the class and number of shares of the corporation which are beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of shareholders except in accordance with the procedures set forth in this Section 4.10. The chairman of meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 4.10, and if he should so determine, he shall so declare that the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding anything in these Bylaws to the contrary, the corporation shall be under no obligation to submit for action any shareholder proposal at any meeting of shareholders, which proposal the corporation would otherwise be permitted to omit in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

                                   ARTICLE V
                                   DIRECTORS

     5.01 Number and Eligibility. The business and affairs of the corporation shall be managed by the Board. The number of directors constituting the Board shall be that number fixed from time to time by the Board; provided, however, that the number of directors shall not be less than seven (7), and at least two of the directors shall be Independent Directors as that term is defined in the corporation's Articles of Incorporation. The directors need not be residents of Michigan or shareholders of the corporation.

     5.02 Election, Resignation and Removal. The directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire initially at the 1993 annual meeting of shareholders, the term of office of the second class to expire initially at the 1994 annual meeting of shareholders, the term of office of the third class to expire initially at the 1995 annual meeting of shareholders, and with the directors of each class to hold office until their successors are duly elected and qualified. At each annual meeting of shareholders following such classification election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third annual meeting of shareholders after their election. A director may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or a subsequent time as set forth in the notice of resignation. A director or the entire Board of Directors may be removed from office at any time but only for cause and only by vote of the holders of a majority of the shares entitled to vote at an election of directors, voting together as a single class at a duly convened meeting of the shareholders.

     5.03 Vacancies. Vacancies in the Board of Directors occurring by reason of death,




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resignation, removal, increase in the number of directors or otherwise shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. Each person so elected shall be a director for a term of office expiring at the annual meeting of shareholders at which the term of office of the class to which he has been elected expires or until his successor has been duly elected and qualified. A vacancy that will occur at a specific date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the newly elected director may not take office until the vacancy occurs.

     5.04 Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, or within three (3) days of such time excluding Sundays and legal holidays if such later time is deemed advisable, at the place where such meeting of the shareholders had been held or such other place as the Board may determine, for the purpose of election of officers and consideration of such business that may properly be brought before the meeting; provided, that if less than a majority of the directors appear for an annual meeting of the Board of Directors the holding of such annual meeting shall not be required and the matters which might have been taken upon therein may be taken up at any later special or annual meeting, or by consent resolution.

     5.05 Regular and Special Meetings. Regular meetings of the Board of Directors may be held at such times and places as the majority of the directors may from time to time determine at a prior meeting or as shall be directed or approved by the vote or written consent of all the directors. Special meetings of the Board may be called by the Chairman of the Board (if such office is filled) or the President and shall be called by the President or Secretary upon written request of any two directors.

     5.06 Notices. No notice shall be required for annual or regular meetings of the Board or for adjourned meetings, whether regular or special. One (1) day's written notice shall be given for special meetings of the Board, and such notice shall state the time, place and purpose or purposes of the meeting.

     5.07 Quorum and Voting. A majority of the Board of Directors then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business by the Board or the committee, as the case may be. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the acts of the Board or of a committee, except as a larger vote may be required by the laws of the State of Michigan or by the Articles of Incorporation.

     5.08 Participation via Communication Equipment. A member of the Board or of a committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other. Participation in a meeting in this manner constitutes presence person at the meeting.

     5.09 Nomination of Director Candidates. Nominations for the election of directors my be made by: (a) the Board or a proxy committee appointed by the Board or (b) any shareholder entitled




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to vote in the election of directors generally; provided, however, any shareholder entitled to vote in the election of directors generally, may nominate one or more persons for election as directors at a meeting only if timely notice of such shareholder's intent to make such nomination or nominations has been given in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not fewer than 90 days prior to the meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(c) a description of all arrangements or understanding between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the corporation if so elected.

     In the event that a person is validly designated as a nominee in accordance with this Section 5.09 and shall thereafter become unable or unwilling to stand for election to the Board, the Board or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than 10 days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the secretary pursuant to this Section 5.09 had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the corporation, if elected, of each such substitute nominee.

     If the chairman of the meeting for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of this Section 5.09, such nomination shall be void.

     5.10   Formation of Committees.

            (a)   The Board of Directors shall designate an Executive
Committee to exercise, subject to those limitations imposed by law, all powers and authorities of the Board in the management of the business and affairs of the corporation. The Board shall also designate an Audit Committee, a majority of the members of which shall be Independent Directors as that term is defined in the Articles, to exercise those powers and authorities designated to it by the Board. The Executive Committee shall not exercise any powers and authorities designated to the Audit




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Committee.

            (b) The Board may, by resolution passed by a majority of the entire Board, designate one or more other committees, with each committee consisting of one or more directors of the corporation. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee provided, however, that at all times two members of the Audit Committee shall be Independent Directors. Except as prohibited by law, any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board conferred upon such committee by the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have the name or names as may be determined from time to time by resolution adopted by the Board.

     5.11   Other Provisions Regarding Committees.

            (a) The Board shall have the power at any time to fill vacancies in, change the membership of, or discharge any committee.

            (b) Members of any committee shall be entitled to such compensation for their services as from time to time-may be fixed by the Board and in any event shall he entitled to reimbursement of all reasonable expenses incurred in attending committee meetings. Any member of a committee may waive compensation for any meeting. No committee member who receives compensation as a member of any one or more committees shall be barred from serving the corporation in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.

            (c) Unless prohibited by law, Section 5. 08 ("Participation via Communication Equipment") of this Article V shall apply to all committees from time to time created by the Board.

            (d) Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. One-third (1/3) of the authorized members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum and all matters shall be determined by a majority vote of the members present.

     5.12 Dissents. A director who is present at a meeting of the Board of Directors, or a committee thereof of which the director is a member, at which action on a corporate matter is taken is presumed to have concurred in that action unless the director's dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation promptly after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action. A director who is absent from a meeting of the Board, or a committee thereof of which the director is a member, at which any




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such action is taken is presumed to have concurred in the action unless the director files a written dissent with the Secretary of the corporation within a reasonable time after the director has knowledge of the action.

     5.13 Compensation. The Board of Directors may establish reasonable compensation of directors for services to the corporation as directors or officers.

     5.14   Action Without a Meeting.   Any action required permitted to be
taken at a meeting of the Board or a committee thereof may be taken without a meeting and without a vote if all members of the Board or the committee, as the case may be, consent to such action in writing before or after the action is taken. The written consents shall be filed with the minutes of the proceedings of the Board or the committee.


                                   ARTICLE VI
                NOTICES, WAIVERS OF NOTICE, AND MANNER OF ACTING

     6.01 Notices. All notices of meetings required to be given to directors or any committee of directors may be given by mail, telecopy, telegram, radiogram or cablegram to the director or committee member at his last address as it appears on the books of the corporation. Written notice of a shareholder's meeting shall be given to each shareholder by first class mail. Such notices shall be deemed to be given at the time when the same shall be mailed or otherwise dispatched.

     6.02 Waiver of Notice. Notice of the time, place and purpose of any meeting of shareholders, directors or committee of directors may be waived by telecopy, telegram, radiogram, cablegram or other writing, either before or after the meeting, or in such other manner as may be permitted by the laws of the State of Michigan.

            A shareholder's attendance at a shareholder's meeting shall result in both of the following: (i) waiver of objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting;
(ii) waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

            A director's attendance at a director's meeting shall result in a waiver of objection to lack of notice or defective notice of the meeting, unless the director, at the beginning of the meeting or upon his arrival at the meeting, objects to the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

                                  ARTICLE VII
                                    OFFICERS

     7.01 Number. The Board of Directors shall elect or appoint a President, a Secretary and




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a Treasurer, and may select a Chairman of the Board, Vice Chairman, and one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers. Any two or more of the above offices, except those of President and Vice President, may be held by the same person. No officer shall execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law, the Articles of Incorporation or these Bylaws to be executed, acknowledged, or verified by one or more officers.

     7.02 Terms of Office, Resignation and Removal. An officer shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified, or until his or her resignation or removal. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation. An officer may be removed by the Board with or without cause. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer does not of itself create contract rights.

     7.03 Vacancies. The Board of Directors may fill any vacancies in any office occurring for whatever reason.

     7.04 Authority. All officers, employees and agents of the corporation shall have such authority and perform such duties in the conduct and management of the business and affairs of the corporation as may be designated by the Board of Directors and these Bylaws.

                                 ARTICLES VIII
                              DUTIES AND OFFICERS

     8.01 Chairman of the Board. The Chairman of the Board, if such office is filled, shall preside at all meetings of the shareholders and of the Board of Directors at which the Chairman is present and shall perform such other duties as the Board of Directors may from time to time prescribe.

     8.02 Vice Chairman. The Vice Chairman shall perform those duties and exercise those powers as the Board of Directors or the Chairman of the Board may from time to time prescribe.

     8.03 President. The President shall be the chief executive officer of the corporation. The President shall see that all orders and resolutions of the Board are carried into effect and shall have the general powers of supervision and management usually vested in the chief executive officer of a corporation, including the authority to vote all securities of other corporations and business organizations which are held by the corporation. In the absence or disability of the Chairman of the Board, or if that office has not been filled, the President also shall perform the duties and execute the powers of the Chairman of the Board as set forth in these Bylaws.

     8.04 Vice Presidents. The Vice Presidents, in order of their seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors or the President may from time to time prescribe.




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     8.05    Secretary.  The Secretary shall attend all meetings of the Board of
Directors and of shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose, shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors, and shall keep in safe custody the seal of the corporation and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by the signature of the Secretary, or by the signature of the Treasurer or an Assistant Secretary. The Secretary may delegate any of the duties, powers and authorities of the Secretary to one or more Assistant Secretaries, unless such delegation is disapproved by the Board.

     8.06 Treasurer. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books of the corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall render to the President and directors, whenever they my require it, an account of his or her transactions as Treasurer and of the financial condition of the corporation. The Treasurer may delegate any of his or her duties, powers and authorities to one or more Assistant Treasurers unless such delegation is disapproved by the Board of Directors.

     8.07 Assistant Secretaries and Treasurers. The Assistant Secretaries, in order of their seniority, shall perform the duties and exercise the powers and authorities of the Secretary in case of his or her absence or disability. The Assistant Treasurers, in the order of their seniority, shall perform the duties and exercise the powers and authorities of the Treasurer in case of his or her absence or disability. The Assistant Secretaries and Assistant Treasurers shall also perform such duties as may be delegated to them by the Secretary and Treasurer, respectively, and also such duties as the Board of Directors may prescribe from time to time.

                                   ARTICLE IX
                             SPECIAL CORPORATE ACTS

     9.01 Orders for Payment of Money. All checks, drafts, notes, bonds, bills of exchange and orders for payment of money of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     9.02 Contracts and Conveyances. The Board of Directors of the corporation may in any instance designate the officer and/or agent who shall have authority to execute any contract, conveyance, mortgage or other instrument on behalf of the corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officers or agents, the Chairman of the Board, the President or any Vice President, and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto.

                                   ARTICLE X
                               BOOKS AND RECORDS

     10.01 Maintenance of Books and Records. The proper officers and agents of the corporation shall keep and maintain such books, records and accounts of the corporation's business and affairs, minutes of the proceedings of its shareholders, Board and committees, if any, and such stock ledgers and lists of shareholders, as the Board of Directors shall deem advisable, and as shall be required by the laws of the State of Michigan and other states or jurisdictions empowered to impose such requirements. Books, records and minutes may be kept within or without the State of Michigan in a place which the Board shall determine.

     10.02    Reliance on Books and Records.   In discharging his or her
duties, a director or an officer of the corporation, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following:

              (a) One or more directors, officers, or employees of the corporation, or of a business organization under joint control or common control, whom the director or officer reasonably believes to be reliable and competent in the matters presented.

              (b) Legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person's professional or expert competence.

              (c) A committee of the Board of which he or she is not a member if the director or officer reasonably believes the Committee merits confidence.

A director or officer is not entitled to rely on the information set forth above if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted unwarranted.

                                   ARTICLE XI
                                INDEMNIFICATION

     11.01 Non-Derivative Actions. Subject to all of the other provisions of this Article XI, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     11.02    Derivative Actions.  Subject to all of the provisions of this
Article XI, the corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation or its shareholders. However, indemnification shall not be made for any claim, issue or matter in which such person has been found liable to the corporation unless and only to the extent that the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case such person is fairly and reasonably entitled to indemnification for the reasonable expenses incurred.

     11.03 Expenses of Successful Defenses. To the extent that a person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 11.01 or 11.02 of these Bylaws, or in defense of any claim, issue or matter in the action, suit or proceeding, the person shall be indemnified against actual and reasonable expenses (including attorneys' fees) incurred by such person in connection with the action, suit or proceeding and any action, suit or proceeding brought to enforce the mandatory indemnification provided by this Section 11.03.

     11.04 Definition. For the purposes of Sections 11.01 and 11.02, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interest of the corporation or its shareholders" as referred to in Sections 11.01 and 11.02.

     11.05 Contract Right; Limitation on Indemnity. The right to indemnification conferred in this Article XI shall be a contract right, and shall apply to services of a director or officer as an employee or agent of the corporation as well as in such person's capacity as a director or officer.

Except as provided in Section 11.03 of these Bylaws, the corporation shall have no obligations under this Article XI to indemnify any person in connection with any proceeding, or part thereof, initiated by such person without authorization by the Board of Directors.

     11.06 Determination That Indemnification is Proper. Any indemnification under Section 11.01 or 11.02 of these Bylaws (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in
Section 11.01 or 11.02, whichever is applicable, and upon an evaluation of the reasonableness of expenses and amount paid in settlement. Such determination and evaluation shall be made in any of the following ways:

              (a) By a majority vote of a quorum of the Board consisting of directors who are not parties or threatened to be made parties to such action, suit or proceeding.

              (b) If the quorum described in clause (a) above is not obtainable, then by a majority vote of a committee of directors duly designated by the Board of Directors and consisting solely of two or more directors who are not at the time parties or threatened to be made parties to the action, suit or proceeding.

              (c) By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways: (i) by the Board or its committee in the manner prescribed in subparagraph (a) or (b), or (ii) if a quorum of the Board cannot be obtained under subparagraph (a) and a committee cannot be designated under subparagraph (b), by the Board.

              (d) By the shareholders, but shares held by directors or officers who are parties or threatened to be made parties to the action, suit or proceeding may not be voted.

     11.07 Proportionate Indemnity. If a person is entitled to indemnification under Section 11.01 or 11.02 of these Bylaws for a portion of expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amount paid in settlement for which the person is entitled to be indemnified.

     11.08 Expenses Advance. The corporation shall pay or reimburse the reasonable expenses incurred by a person referred to in Section 11.01 or 11.02 of these Bylaws who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply: (a) the person furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Section 11.01 or 11.02; (b) the person furnishes the corporation a written undertaking executed personally, or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; (c) the authorization of payment is made in the manner specified in Section 11.06; and (d) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 11.01 or 11.02. The undertaking shall be an unlimited general obligation of the person on whose behalf advances are made but need not be secured.

     11.09 Non-Exclusivity of Rights. The indemnification or advancement of expenses provided under this Article XI is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the corporation. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

     11.10 Indemnification of Employees and Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provision of this Article XI with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

     11.11 Former Directors and Officers.  The indemnification provided in this
Article XI continues as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

     11.12 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify the person against such liability under these Bylaws or the laws of the State of Michigan.

     11.13 Changes in Michigan Law. In the event of any change of the Michigan statutory provisions applicable to the corporation relating to the subject matter of Article XI of these Bylaws, then the indemnification to which any person shall be entitled hereunder shall be determined by such changed provisions, but only to the extent that any such change permits the corporation to provide broader indemnification rights than such provision permitted the corporation to provide prior to any such change. Subject to Section 11.14, the Board of Directors is authorized to amend these Bylaws to conform to any such changed statutory provisions.

     11.14 Amendment or Repeal of Article XI.  No amendment or repeal of this
Article XI shall apply to or have any effect on any director or officer of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                 ARTICLE XII
                               GENERAL PROVISIONS

     12.01 Reports.

           (a) The Chairman of the Board or the President shall prepare or cause to be prepared annually a full and correct annual report ("Annual Report") concerning the operations of the corporation and containing audited financial statements of the corporation and its subsidiaries for the preceding fiscal year prepared in accordance with generally accepted accounting principles.

           (b) The Annual Report shall be mailed or delivered to each shareholder as of a record date after the end of such fiscal year and each holder of other publicly held securities of the corporation within 120 days after the end of the fiscal year, and shall be filed at the time the Annual Report is distributed to the shareholders with any exchange on which the corporation's shares are listed and traded.

           (c) There shall be an annual meeting of the corporation's shareholders upon reasonable notice following delivery of the Annual Report. The Annual Report shall also be submitted at the annual meeting and shall be placed on file thereafter at the principal office of the corporation.

           (d) To the extent that the corporation is required to file with the Securities Exchange Commission ("SEC") quarterly reports, including statements of operating results, the corporation shall make copies of such quarterly reports available to the shareholders on a timely basis. The statement of operations contained in such quarterly reports shall disclose, at a minimum any substantial items of an unusual or nonrecurrent nature and net income before and after estimated federal income tax or net income in the amount of estimated federal taxes.


           (e) To the extent that the corporation is required to file with the SEC or another federal or state regulatory authority interim reports relating primarily to operations and financial positions, the corporation shall make reports which reflect the information contained in such interim reports available to the shareholders before or as soon as practicable after such interim reports are filed with the SEC or other regulatory authority. If the form of the report provided to the shareholders differs from the interim report filed with the SEC or the regulatory authority, the corporation shall file a copy of the report provided to the shareholders with any Exchange (including NASDAQ/NMS) on which the corporation's shares are listed and traded.

     12.02 Review of Transactions. As long as the corporation's shares are listed and traded on any Exchange (including NASDAQ/NMS) , the corporation shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilize the corporation's Audit Committee or a comparable body for the review of potential conflict of interest situations where appropriate.

     12.03 Shareholder Approval Required by Exchange Rules. In addition to any other matter with respect to which shareholder approval is required by law, the Articles or these Bylaws, shareholder approval shall be required for any matters with respect to which shareholder approval is required by the rules and regulations of any Exchange (including NASDAQ/NMS) on which the corporation's shares are listed and traded.

           Where shareholder approval is required by such rules and regulations, unless a higher vote is required by law, the Articles or these Bylaws, the minimum vote which will constitute shareholder approval shall be a majority of the total votes cast with respect to the matter in person or by proxy.

                                  ARTICLE XIII
                                   AMENDMENTS

     13.01 Amendments. Unless otherwise provided herein, the Bylaws of the corporation may be amended, altered or repealed, in whole or in part, by the Board and by the shareholders.


                                      /s/ Thomas S. Vaughn
                                      ----------------------------------------
                                      Thomas S. Vaughn             , Secretary
                                      -----------------------------



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